Exhibit 99

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RTX Reports Q1 2025 Results

RTX delivers strong operational and financial performance in Q1

ARLINGTON, Va., April 22, 2025 – RTX (NYSE: RTX) reports first quarter 2025 results.

First quarter 2025
•Sales of $20.3 billion, up 5 percent versus prior year, and up 8 percent organically* excluding divestitures
•GAAP EPS of $1.14, including $0.27 of acquisition accounting adjustments and $0.06 of restructuring and other net significant and/or non-recurring items
•Adjusted EPS* of $1.47, up 10 percent versus prior year
•Operating cash flow of $1.3 billion; free cash flow* of $0.8 billion
•Company backlog of $217 billion, including $125 billion of commercial and $92 billion of defense
•Returned $0.9 billion of capital to shareowners

2025 full year outlook
•Adjusted sales* of $83.0 - $84.0 billion, including 4 to 6 percent organic growth*
•Adjusted EPS* of $6.00 - $6.15
•Free cash flow* of $7.0 - $7.5 billion
•Outlook does not incorporate the impact of the recently enacted incremental U.S. and non-U.S. tariffs
•Management will provide additional details of potential tariff impacts on the Q1 2025 earnings call

“We are off to a strong start to 2025 with 8 percent organic sales growth* and 10 percent adjusted EPS growth*, including 120 basis points of segment margin expansion* in Q1,” said RTX President and CEO Chris Calio. “Organic growth was broad based and led by strength in commercial aftermarket, which was up 21 percent year-over-year driven by continued demand for our industry leading products and solutions.”

“The current environment is clearly very dynamic, but our company is well positioned to perform operationally and our teams remain focused on executing on our commitments and delivering our robust backlog.”

First quarter 2025
RTX first quarter reported and adjusted sales were $20.3 billion, up 5 percent over the prior year. GAAP EPS of $1.14 included $0.27 of acquisition accounting adjustments, and $0.06 of restructuring and other net significant and/or non-recurring items. Adjusted EPS* of $1.47 was up 10 percent versus the prior year.

*Adjusted net sales (also referred to as adjusted sales), organic sales, adjusted operating profit (loss) and margin, adjusted segment operating profit (loss) and margin, adjusted net income, adjusted earnings per share (“EPS”), adjusted effective tax rate, and free cash flow are non-GAAP financial measures. When we provide our expectation for adjusted net sales (also referred to as adjusted sales), adjusted EPS and free cash flow on a forward-looking basis, a reconciliation of these non-GAAP financial measures to the corresponding GAAP measures (expected diluted EPS and expected cash flow from operations) is not available without unreasonable effort due to potentially high variability, complexity, and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period, such as unusual gains and losses, the ultimate outcome of pending litigation, fluctuations in foreign currency exchange rates, the impact and timing of potential acquisitions and divestitures, and other structural changes or their probable significance. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results. See “Use and Definitions of Non-GAAP Financial Measures” below for information regarding non-GAAP financial measures.

.

The company reported net income attributable to common shareowners in the first quarter of $1.5 billion which included $0.4 billion of acquisition accounting adjustments and $0.1 billion of restructuring and other net significant and/or non-recurring items. Adjusted net income* of $2.0 billion was up 11 percent versus the prior year driven by growth in adjusted segment operating profit*, partially offset by the impact of a higher effective tax rate. Operating cash flow in the first quarter was $1.3 billion. Capital expenditures were $0.5 billion, resulting in free cash flow* of $0.8 billion.

Summary Financial Results – Operations Attributable to Common Shareowners

	1st Quarter
($ in millions, except EPS)	2025	2024	% Change
Reported
Sales	$20,306	$19,305	5%
Net Income	$1,535	$1,709	(10)%
EPS	$1.14	$1.28	(11)%

Adjusted*
Sales	$20,306	$19,305	5%
Net Income	$1,991	$1,791	11%
EPS	$1.47	$1.34	10%

Operating Cash Flow	$1,305	$342	282%
Free Cash Flow*	$792	$(125)	NM
NM = Not Meaningful

Segment Results

Collins Aerospace

	1st Quarter
($ in millions)	2025	2024	% Change
Reported
Sales	$7,217	$6,673	8%
Operating Profit	$1,088	$849	28%
ROS	15.1%	12.7%	240	bps

Adjusted*
Sales	$7,217	$6,673	8%
Operating Profit	$1,227	$1,048	17%
ROS	17.0%	15.7%	130	bps

Collins Aerospace first quarter 2025 reported and adjusted sales of $7,217 million were up 8 percent versus the prior year. Excluding the impact of divestitures, the increase in sales* was driven by a 13 percent increase in commercial aftermarket, a 10 percent increase in defense, and a 2 percent increase in commercial OE. The increase in commercial aftermarket sales was driven by continued growth in commercial air traffic. The increase in defense sales was driven by higher volume across multiple programs and platforms, including multiple Command, Control, Communications, Cyber, and Intelligence programs, the Survivable Airborne Operations Center program, and F-35.

Collins Aerospace reported operating profit of $1,088 million was up 28 percent versus the prior year. On an adjusted basis, operating profit* of $1,227 million was up 17 percent versus the prior year. Operationally, the increase was driven by drop through on higher commercial aftermarket and defense volume. Reported operating profit in Q1 2024 included charges related to unfavorable purchase commitments and an impairment charge as a result of initiating alternative titanium sources, while reported operating profit in Q1 2025 included higher restructuring charges associated with cost transformation initiatives.

Pratt & Whitney

	1st Quarter
($ in millions)	2025	2024	% Change
Reported
Sales	$7,366	$6,456	14%
Operating Profit	$580	$412	41%
ROS	7.9%	6.4%	150	bps

Adjusted*
Sales	$7,366	$6,456	14%
Operating Profit	$590	$430	37%
ROS	8.0%	6.7%	130	bps

Pratt & Whitney first quarter reported and adjusted sales of $7,366 million were up 14 percent versus the prior year. The increase was driven by a 28 percent increase in commercial aftermarket, a 4 percent increase in military, and a 3 percent increase in commercial OE. The increase in commercial aftermarket was driven by higher volume and favorable mix across both Large Commercial Engines and Pratt Canada, while the growth in commercial OE was driven by increased deliveries. The increase in military was driven by increased engine deliveries on the Tanker program and higher volume on the F135 Engine Core Upgrade program.

Pratt & Whitney reported operating profit of $580 million was up 41 percent versus the prior year. Increased deliveries in Large Commercial Engines was more than offset by drop through on higher commercial aftermarket volume and favorable commercial aftermarket mix. Lower R&D expense more than offset higher SG&A expense. On an adjusted basis, operating profit* of $590 million was up 37 percent versus the prior year.

Raytheon

	1st Quarter
($ in millions)	2025	2024	% Change
Reported
Sales	$6,340	$6,659	(5)%
Operating Profit	$678	$996	(32)%
ROS	10.7%	15.0%	(430)	bps

Adjusted*
Sales	$6,340	$6,659	(5)%
Operating Profit	$678	$630	8%
ROS	10.7%	9.5%	120	bps

Raytheon first quarter reported and adjusted sales of $6,340 million were down 5 percent versus the prior year. This decrease was driven by the impact from the divestiture of the Cybersecurity, Intelligence and Services business completed at the end of Q1 2024. Excluding the impact of the divestiture, sales were up 2 percent versus the prior year*. Operationally, the increase was driven by higher volume on land and air defense systems, including international Patriot and LTAMDS, which was partially offset by lower development program volume within air and space defense systems.

Raytheon reported operating profit of $678 million was down 32 percent versus the prior year primarily due to the absence of the prior year $375 million net gain on the sale of the Cybersecurity, Intelligence and Services business. On an adjusted basis, operating profit* of $678 million was up 8 percent versus the prior year. The increase was driven primarily by favorable mix and improved net productivity, which was partially offset by the absence of profit from the Cybersecurity, Intelligence and Services business which was divested at the end of Q1 2024.

About RTX
RTX is the world's largest aerospace and defense company. With approximately 185,000 global employees, we push the limits of technology and science to redefine how we connect and protect our world. Through industry-leading businesses – Collins Aerospace, Pratt & Whitney, and Raytheon – we are advancing aviation, engineering integrated defense systems for operational success, and developing next-generation technology solutions and manufacturing to help global customers address their most critical challenges. The company, with 2024 sales of more than $80 billion, is headquartered in Arlington, Virginia.

Conference Call on the First Quarter 2025 Financial Results
RTX’s financial results conference call will be held on Tuesday, April 22, 2025 at 8:30 a.m. ET. The conference call will be webcast live on the company's website at www.rtx.com and will be available for replay following the call. The corresponding presentation slides will be available for downloading prior to the call.

Use and Definitions of Non-GAAP Financial Measures
RTX Corporation (“RTX” or “the Company”) reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). We supplement the reporting of our financial information determined under GAAP with certain non-GAAP financial information. The non-GAAP information presented provides investors with additional useful information but should not be considered in isolation or as substitutes for the related GAAP measures. We believe that these non-GAAP measures provide investors with additional insight into the Company’s ongoing business performance. Other companies may define non-GAAP measures differently, which limits the usefulness of these measures for comparisons with such other companies. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. A reconciliation of the non-GAAP measures to the corresponding amounts prepared in accordance with GAAP appears in the tables in this Appendix. Certain non-GAAP financial adjustments are also described in this Appendix. Below are our non-GAAP financial measures:

Non-GAAP measure	Definition
Adjusted net sales / Adjusted sales	Represents consolidated net sales (a GAAP measure), excluding net significant and/or non-recurring items[1] (hereinafter referred to as “net significant and/or non-recurring items”).
Organic sales
Organic sales represents the change in consolidated net sales (a GAAP measure), excluding the impact of foreign currency translation, acquisitions and divestitures completed in the preceding twelve months and net significant and/or non-recurring items.

Adjusted operating profit (loss) and margin
Adjusted operating profit (loss) represents operating profit (loss) (a GAAP measure), excluding restructuring costs, acquisition accounting adjustments[2], and net significant and/or non-recurring items. Adjusted operating profit margin represents adjusted operating profit (loss) as a percentage of adjusted net sales.

Segment operating profit (loss) and margin
Segment operating profit (loss) represents operating profit (loss) (a GAAP measure) excluding acquisition accounting adjustments[2], the FAS/CAS operating adjustment[3], Corporate expenses and other unallocated items, and Eliminations and other. Segment operating profit margin represents segment operating profit (loss) as a percentage of segment sales (net sales, excluding Eliminations and other).

Adjusted segment sales	Represents consolidated net sales (a GAAP measure) excluding eliminations and other and net significant and/or non-recurring items.
Adjusted segment operating profit (loss) and margin
Adjusted segment operating profit (loss) represents segment operating profit (loss) excluding restructuring costs, and net significant and/or non-recurring items. Adjusted segment operating profit margin represents adjusted segment operating profit (loss) as a percentage of adjusted segment sales (adjusted net sales excluding Eliminations and other).

Adjusted net income	Adjusted net income represents net income (a GAAP measure), excluding restructuring costs, acquisition accounting adjustments[2], and net significant and/or non-recurring items.
Adjusted earnings per share (EPS)	Adjusted EPS represents diluted earnings per share (a GAAP measure), excluding restructuring costs, acquisition accounting adjustments[2], and net significant and/or non-recurring items.
Adjusted effective tax rate
Adjusted effective tax rate represents the effective tax rate (a GAAP measure), excluding the tax impact of restructuring costs, acquisition accounting adjustments[2], and net significant and/or non-recurring items.

Free cash flow
Free cash flow represents cash flow from operations (a GAAP measure) less capital expenditures. Management believes free cash flow is a useful measure of liquidity and an additional basis for assessing RTX’s ability to fund its activities, including the financing of acquisitions, debt service, repurchases of RTX’s common stock, and distribution of earnings to shareowners.

1 Net significant and/or non-recurring items represent significant nonoperational items and/or significant operational items that may occur at irregular intervals.

2 Acquisition accounting adjustments include the amortization of acquired intangible assets related to acquisitions, the amortization of the property, plant and equipment fair value adjustment acquired through acquisitions, the amortization of customer contractual obligations related to loss making or below market contracts acquired, and goodwill impairment, if applicable.

3 The FAS/CAS operating adjustment represents the difference between the service cost component of our pension and postretirement benefit (PRB) expense under the Financial Accounting Standards (FAS) requirements of GAAP and our pension and PRB expense under U.S. government Cost Accounting Standards (CAS) primarily related to our Raytheon segment.

When we provide our expectation for adjusted net sales (also referred to as adjusted sales), organic sales, adjusted operating profit (loss) and margin, adjusted segment operating profit (loss) and margin, adjusted EPS, adjusted effective tax rate, and free cash flow, on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures, as described above, generally are not available without unreasonable effort due to potentially high variability, complexity, and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period, such as unusual gains and losses, the ultimate outcome of pending litigation, fluctuations in foreign currency exchange rates, the impact and timing of potential acquisitions and divestitures, and other structural changes or their probable significance. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results.

Cautionary Statement Regarding Forward-Looking Statements This press release contains statements which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” under the securities laws. From time to time, oral or written forward-looking statements may also be included in other information released to the public. These forward-looking statements are intended to provide RTX Corporation (“RTX”) management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid and are not statements of historical fact. Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “expectations,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “outlook,” “goals,” “objectives,” “confident,” “on track,” “designed to, ” “commit,” “commitment” and other words of similar meaning. Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash, share repurchases, tax payments and rates, research and development spending, cost savings, other measures of financial performance, potential future plans, strategies or transactions, credit ratings and net indebtedness, the Pratt powder metal matter and related matters and activities, including without limitation other engine models that may be impacted, the merger (the “merger”) between United Technologies Corporation (“UTC”) and Raytheon Company (“Raytheon”) or the spin-offs by UTC of Otis Worldwide Corporation and Carrier Global Corporation into separate independent companies (the “separation transactions”) in 2020, the pending disposition of Collins’ actuation and flight control business, targets and commitments (including for share repurchases or otherwise), and other statements that are not solely historical facts. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. Such risks, uncertainties and other factors include, without limitation: (1) the effect of changes in economic, capital market and political conditions in the U.S. and globally, such as from the global sanctions and export controls with respect to Russia, and any changes therein, and including changes related to financial market conditions, banking industry disruptions, fluctuations in commodity prices or supply (including energy supply), inflation, interest rates and foreign currency exchange rates, disruptions in global supply chain and labor markets, levels of consumer and business confidence, the imposition and duration of tariffs (including counter tariffs) and other trade measures and the inability of RTX to mitigate U.S. tariffs including by exemptions, exclusions, operational changes or otherwise, and geopolitical risks, including, without limitation, in the Middle East and Ukraine; (2) risks associated with U.S. government sales, including changes or shifts in defense spending due to budgetary constraints, spending cuts resulting from sequestration, a continuing resolution, a government shutdown, the debt ceiling or measures taken to avoid default, or otherwise, and uncertain funding of programs; (3) risks relating to our performance on our contracts and programs, including our ability to control costs, the mix of our contracts and programs, and our inability to pass some or all of our costs on fixed price contracts to the customer, and risks related to our dependence on U.S. government approvals for international contracts; (4) challenges in the development, certification, production, delivery, support and performance of RTX advanced technologies and new products and services and the realization of the anticipated benefits (including our expected returns under customer contracts), as well as the challenges of operating in RTX’s highly-competitive industries both domestically and abroad; (5) risks relating to RTX’s reliance on U.S. and non-U.S. suppliers and commodity markets, including the effect of sanctions, tariffs (and counter tariffs) and other trade measures and the duration thereof, delays and disruptions in the delivery of materials and services to RTX or its suppliers and cost increases, and the inability of RTX to mitigate U.S. tariffs including by exemptions, exclusions, operational changes or otherwise; (6) risks relating to RTX international operations from, among other things, changes in trade policies and implementation of sanctions, foreign currency fluctuations, economic conditions, political factors, sales methods, U.S. or local government regulations, and our dependence on U.S. government approvals for international contracts; (7) the condition of the aerospace industry; (8) potential changes in U.S. government policy positions, including changes in DoD policies or priorities; (9) the ability of RTX to attract, train qualify, and retain qualified personnel and maintain its culture and high ethical standards, and the ability of our personnel to continue to operate our facilities and businesses around the world; (10) the scope, nature, timing and challenges of managing acquisitions, investments, divestitures (including the pending disposition of Collins' actuation and flight control business) and other transactions, including the realization of synergies and opportunities for growth and innovation, the assumption of liabilities and other risks and incurrence of related costs and expenses, and risks related to completion of announced divestitures; (11) compliance with legal, environmental, regulatory and other requirements, including, among other things, obtaining regulatory approvals for new technologies and products and export and import requirements such as the International Traffic in Arms Regulations and the Export Administration Regulations, anti-bribery and anticorruption requirements, such as the Foreign Corrupt Practices Act, industrial cooperation agreement obligations, and procurement and other regulations in the U.S. and other countries in which RTX and its businesses operate; (12) the outcome of pending, threatened and future legal proceedings, investigations, and other contingencies, including those related to U.S. government audits and disputes and the potential for suspension or debarment of U.S. government contracting or export privileges as a result thereof; (13) risks related to the previously-disclosed deferred prosecution agreements entered into between the Company and the Department of Justice (DOJ), the Securities and Exchange Commission (SEC) administrative order imposed on the Company, and the related investigations by the SEC and DOJ, and the consent agreement between the Company and the Department of State; (14) factors that could impact RTX’s ability to engage in desirable capital-raising or strategic transactions, including its credit rating, capital structure, levels of indebtedness, and related obligations, capital expenditures and research and development spending, and capital deployment strategy including with respect to share repurchases, and the availability of credit, borrowing costs, credit market conditions, and other factors; (15) uncertainties associated with the timing and scope of future repurchases by RTX of its common stock or declarations of cash dividends, which may be discontinued, accelerated, suspended or delayed at any time due to various factors, including market conditions and the level of other investing activities and uses of cash; (16) risks relating to realizing expected benefits from, incurring costs for, and successfully managing, strategic initiatives such as cost reduction, restructuring, digital transformation and other operational initiatives; (17) risks of additional tax exposures due to new tax legislation or other developments in the U.S. and other countries in which RTX and its businesses operate; (18) risks relating to addressing the identified rare condition in powder metal used to manufacture certain Pratt & Whitney engine parts requiring accelerated removals and inspections of a significant portion of the PW1100G-JM Geared Turbofan (GTF) fleet, including, without limitation, the number and expected timing of shop visits, inspection results and scope of work to be performed, turnaround time, availability of new parts, available capacity at overhaul facilities, outcomes of negotiations with impacted customers, and risks related to other engine models that may be impacted by the powder metal matter, and in each case the timing and costs relating thereto, as well as other issues that could impact RTX product performance, including quality, reliability or durability; (19) changes in production volumes of one or more of our significant customers as a result of business, labor, or other challenges, and the resulting effect on its or their demand for our products and services; (20) risks relating to an RTX product safety failure, quality issue or other failure affecting RTX’s or its customers’ or suppliers’ products or systems; (21) risks relating to cybersecurity, including cyber-attacks on RTX’s information technology infrastructure, products, suppliers, customers and partners, and cybersecurity-related regulations; (22) risks related to insufficient indemnity or insurance coverage; (23) risks related to artificial intelligence; (24) risks relating to our intellectual property and certain third-party intellectual property; (25) threats to RTX facilities and personnel, or those of its suppliers or customers, as well as other events outside of RTX’s control that may affect RTX or its suppliers or customers, including without limitation public health crises, damaging weather or other acts of nature; (26) the effect of changes in accounting estimates for our programs on our financial results; (27) the effect of changes in pension and other postretirement plan estimates and assumptions and contributions; (28) risks relating to an impairment of goodwill and other intangible assets; (29) the effects of climate change and changing climate-related regulations, customer and market demands, products and technologies; and (30) the intended qualification of (i) the merger as a tax-free reorganization and (ii) the separation transactions and other internal restructurings as tax-free to UTC and former UTC shareowners, in each case, for U.S. federal income tax purposes. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see the reports of RTX, UTC and Raytheon on Forms S-4, 10-K, 10-Q and 8-K filed with or furnished to the Securities and Exchange Commission from time to time. Any forward-looking statement speaks only as of the date on which it is made, and RTX assumes no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

RTX Corporation
Condensed Consolidated Statement of Operations

	Quarter Ended March 31,
	(Unaudited)
(dollars in millions, except per share amounts; shares in millions)	2025	2024
Net Sales	$20,306	$19,305
Costs and expenses:
Cost of sales	16,190	15,744
Research and development	637	669
Selling, general, and administrative	1,448	1,394
Total costs and expenses	18,275	17,807
Other income, net	4	372
Operating profit	2,035	1,870
Non-service pension income	(366)	(386)
Interest expense, net	443	405
Income before income taxes	1,958	1,851
Income tax expense	333	108
Net income	1,625	1,743
Less: Noncontrolling interest in subsidiaries’ earnings	90	34
Net income attributable to common shareowners	$1,535	$1,709

Earnings Per Share attributable to common shareowners:
Basic	$1.15	$1.29
Diluted	$1.14	$1.28

Weighted Average Shares Outstanding:
Basic shares	1,337.1	1,329.4
Diluted shares	1,351.8	1,337.3

RTX Corporation
Segment Net Sales and Operating Profit (Loss)

	Quarter Ended
	(Unaudited)
	March 31, 2025		March 31, 2024
(dollars in millions)	Reported	Adjusted	Reported	Adjusted
Net Sales
Collins Aerospace	$7,217	$7,217	$6,673	$6,673
Pratt & Whitney	7,366	7,366	6,456	6,456
Raytheon	6,340	6,340	6,659	6,659
Total segments	20,923	20,923	19,788	19,788
Eliminations and other	(617)	(617)	(483)	(483)
Consolidated	$20,306	$20,306	$19,305	$19,305

Operating Profit (Loss)
Collins Aerospace	$1,088	$1,227	$849	$1,048
Pratt & Whitney	580	590	412	430
Raytheon	678	678	996	630
Total segments	2,346	2,495	2,257	2,108
Eliminations and other	12	12	(5)	(5)
Corporate expenses and other unallocated items	(38)	(29)	(96)	(25)
FAS/CAS operating adjustment	185	185	214	214
Acquisition accounting adjustments	(470)	—	(500)	—
Consolidated	$2,035	$2,663	$1,870	$2,292

Segment Operating Profit Margin
Collins Aerospace	15.1%	17.0%	12.7%	15.7%
Pratt & Whitney	7.9%	8.0%	6.4%	6.7%
Raytheon	10.7%	10.7%	15.0%	9.5%
Total segment	11.2%	11.9%	11.4%	10.7%

RTX Corporation
Condensed Consolidated Balance Sheet

	March 31, 2025	December 31, 2024
(dollars in millions)	(Unaudited)	(Unaudited)
Assets
Cash and cash equivalents	$5,157	$5,578
Accounts receivable, net	11,426	10,976
Contract assets, net	15,241	14,570
Inventory, net	13,618	12,768
Other assets, current	7,474	7,241
Total current assets	52,916	51,133
Customer financing assets	2,135	2,246
Fixed assets, net	16,135	16,089
Operating lease right-of-use assets	1,899	1,864
Goodwill	53,045	52,789
Intangible assets, net	33,116	33,443
Other assets	5,618	5,297
Total assets	$164,864	$162,861

Liabilities, Redeemable Noncontrolling Interest, and Equity
Short-term borrowings	$212	$183
Accounts payable	13,444	12,897
Accrued employee compensation	1,867	2,620
Other accrued liabilities	15,219	14,831
Contract liabilities	19,038	18,616
Long-term debt currently due	2,844	2,352
Total current liabilities	52,624	51,499
Long-term debt	38,244	38,726
Operating lease liabilities, non-current	1,646	1,632
Future pension and postretirement benefit obligations	2,060	2,104
Other long-term liabilities	6,946	6,942
Total liabilities	101,520	100,903
Redeemable noncontrolling interest	37	35
Shareowners’ Equity:
Common stock	37,515	37,434
Treasury stock	(27,069)	(27,112)
Retained earnings	54,277	53,589
Accumulated other comprehensive loss	(3,207)	(3,755)
Total shareowners’ equity	61,516	60,156
Noncontrolling interest	1,791	1,767
Total equity	63,307	61,923
Total liabilities, redeemable noncontrolling interest, and equity	$164,864	$162,861

RTX Corporation
Condensed Consolidated Statement of Cash Flows

	Quarter Ended March 31,
	(Unaudited)
(dollars in millions)	2025	2024
Operating Activities:
Net income	$1,625	$1,743
Adjustments to reconcile net income to net cash flows provided by operating activities from:
Depreciation and amortization	1,052	1,059
Deferred income tax provision (benefit)	67	(114)
Stock compensation cost	111	112
Net periodic pension and other postretirement income	(324)	(338)
Share-based 401(k) matching contributions	167	82
Gain on sale of Cybersecurity, Intelligence and Services business, net of transaction costs	—	(415)
Change in:
Accounts receivable	(372)	431
Contract assets	(706)	(978)
Inventory	(813)	(646)
Other current assets	(125)	(225)
Accounts payable and accrued liabilities	397	(218)
Contract liabilities	373	(54)
Other operating activities, net	(147)	(97)
Net cash flows provided by operating activities	1,305	342
Investing Activities:
Capital expenditures	(513)	(467)
Dispositions of businesses, net of cash transferred	—	1,283
Increase in other intangible assets	(104)	(163)
Payments from settlements of derivative contracts, net	(47)	(1)
Other investing activities, net	(14)	41
Net cash flows (used in) provided by investing activities	(678)	693
Financing Activities:
Repayment of long-term debt	(9)	(950)
Change in other short-term borrowings, net	28	(22)
Dividends paid	(840)	(769)
Repurchase of common stock	(50)	(56)
Other financing activities, net	(185)	(210)
Net cash flows used in financing activities	(1,056)	(2,007)
Effect of foreign exchange rate changes on cash and cash equivalents	16	(8)
Net decrease in cash, cash equivalents and restricted cash	(413)	(980)
Cash, cash equivalents and restricted cash, beginning of period	5,606	6,626
Cash, cash equivalents and restricted cash, end of period	5,193	5,646
Less: Restricted cash, included in Other assets, current and Other assets	36	39
Cash and cash equivalents, end of period	$5,157	$5,607

RTX Corporation
Reconciliation of Adjusted (Non-GAAP) Results
Adjusted Sales, Adjusted Operating Profit & Operating Profit Margin

	Quarter Ended March 31,
	(Unaudited)
(dollars in millions - Income (Expense))	2025	2024
Collins Aerospace
Net sales	$7,217	$6,673
Operating profit	$1,088	$849
Restructuring	(113)	(6)
Charge associated with initiating alternative titanium sources (1)	—	(175)
Segment and portfolio transformation and divestiture costs (1)	(26)	(18)
Adjusted operating profit	$1,227	$1,048
Adjusted operating profit margin	17.0%	15.7%
Pratt & Whitney
Net sales	$7,366	$6,456
Operating profit	$580	$412
Restructuring	(10)	(18)
Adjusted operating profit	$590	$430
Adjusted operating profit margin	8.0%	6.7%
Raytheon
Net sales	$6,340	$6,659
Operating profit	$678	$996
Restructuring	—	(9)
Gain on sale of business, net of transaction and other related costs (1)	—	375
Adjusted operating profit	$678	$630
Adjusted operating profit margin	10.7%	9.5%
Eliminations and Other
Net sales	$(617)	$(483)
Operating profit (loss)	$12	$(5)
Corporate expenses and other unallocated items
Operating loss	$(38)	$(96)
Restructuring	(9)	(1)
Tax audit settlements (1)	—	(68)
Segment and portfolio transformation and divestiture costs (1)	—	(2)
Adjusted operating loss	$(29)	$(25)
FAS/CAS Operating Adjustment
Operating profit	$185	$214
Acquisition Accounting Adjustments
Operating loss	$(470)	$(500)
Acquisition accounting adjustments	(470)	(500)
Adjusted operating profit	$—	$—
RTX Consolidated
Net sales	$20,306	$19,305
Operating profit	$2,035	$1,870
Restructuring	(132)	(34)
Acquisition accounting adjustments	(470)	(500)
Total net significant and/or non-recurring items included in Operating profit above (1)	(26)	112
Adjusted operating profit	$2,663	$2,292
(1)    Refer to “Non-GAAP Financial Adjustments” below for a description of these adjustments.

RTX Corporation
Reconciliation of Adjusted (Non-GAAP) Results
Adjusted Income, Earnings Per Share, and Effective Tax Rate

	Quarter Ended March 31,
	(Unaudited)
(dollars in millions - Income (Expense))	2025	2024
Net income attributable to common shareowners	$1,535	$1,709
Total Restructuring	(132)	(34)
Total Acquisition accounting adjustments	(470)	(500)
Total net significant and/or non-recurring items included in Operating profit (1)	(26)	112
Significant and/or non-recurring items included in Non-service Pension Income
Non-service pension restructuring	—	(2)
Pension curtailment related to sale of business (1)	—	9
Significant non-recurring and non-operational items included in Interest Expense, Net
Tax audit settlements (1)	43	78
International tax matter (1)	(35)	—
Tax effect of restructuring and net significant and/or non-recurring items above	138	(41)
Significant and/or non-recurring items included in Income Tax Expense
Tax audit settlements (1)	26	296
Less: Impact on net income attributable to common shareowners	(456)	(82)
Adjusted net income attributable to common shareowners	$1,991	$1,791

Diluted Earnings Per Share	$1.14	$1.28
Impact on Diluted Earnings Per Share	(0.33)	(0.06)
Adjusted Diluted Earnings Per Share	$1.47	$1.34

Weighted Average Number of Shares Outstanding
Reported Diluted	1,351.8	1,337.3
Impact of dilutive shares	—	—
Adjusted Diluted	1,351.8	1,337.3

Effective Tax Rate	17.0%	5.8%
Impact on Effective Tax Rate	(2.3)%	(10.8)%
Adjusted Effective Tax Rate	19.3%	16.6%
(1)    Refer to “Non-GAAP Financial Adjustments” below for a description of these adjustments.

RTX Corporation
Reconciliation of Adjusted (Non-GAAP) Results
Segment Operating Profit Margin and Adjusted Segment Operating Profit Margin

	Quarter Ended March 31,
	(Unaudited)
(dollars in millions)	2025	2024
Net Sales	$20,306	$19,305
Reconciliation to segment net sales:
Eliminations and other	617	483
Segment Net Sales	$20,923	$19,788

Operating Profit	$2,035	$1,870
Operating Profit Margin	10.0%	9.7%
Reconciliation to segment operating profit:
Eliminations and other	(12)	5
Corporate expenses and other unallocated items	38	96
FAS/CAS operating adjustment	(185)	(214)
Acquisition accounting adjustments	470	500
Segment Operating Profit	$2,346	$2,257
Segment Operating Profit Margin	11.2%	11.4%
Reconciliation to adjusted segment operating profit:
Restructuring	(123)	(33)
Net significant and/or non-recurring items (1)	(26)	182
Adjusted Segment Operating Profit	$2,495	$2,108
Adjusted Segment Operating Profit Margin	11.9%	10.7%
(1)    Refer to “Non-GAAP Financial Adjustments” below for a description of these adjustments.

RTX Corporation
Free Cash Flow Reconciliation

	Quarter Ended March 31,
	(Unaudited)
(dollars in millions)	2025	2024
Net cash flows provided by operating activities	$1,305	$342
Capital expenditures	(513)	(467)
Free cash flow	$792	$(125)

RTX Corporation
Reconciliation of Adjusted (Non-GAAP) Results
Organic Sales Reconciliation

	Quarter ended March 31, 2025 compared to the Quarter Ended March 31, 2024
	(Unaudited)
(dollars in millions)	Total Reported Change	Acquisitions & Divestitures Change	FX / Other Change (2)	Organic Change	Prior Year Adjusted Sales (1)	Organic Change as a % of Adjusted Sales
Collins Aerospace	$544	$(32)	$(16)	$592	$6,673	9%
Pratt & Whitney	910	—	(20)	930	6,456	14%
Raytheon	(319)	(460)	(5)	146	6,659	2%
Eliminations and Other (3)	(134)	—	13	(147)	(483)	30%
Consolidated	$1,001	$(492)	$(28)	$1,521	$19,305	8%
(1)    For the full Non-GAAP reconciliation of adjusted sales refer to “Reconciliation of Adjusted (Non-GAAP) Results - Adjusted Sales, Adjusted Operating Profit & Operating Profit Margin.”
(2)    Includes other significant non-operational items and/or significant operational items that may occur at irregular intervals.
(3)    FX/Other Change includes the transactional impact of foreign exchange hedging at Pratt & Whitney Canada, which is included in Pratt & Whitney’s FX/Other Change, but excluded for Consolidated RTX.

Non-GAAP Financial Adjustments

Non-GAAP Adjustments	Description
Segment and portfolio transformation and divestiture costs
The quarters ended March 31, 2025 and 2024 include certain segment and portfolio transformation costs incurred in connection with the 2023 completed segment realignment as well as separation costs incurred in advance of the completion of certain divestitures.

Charge associated with initiating alternative titanium sources
The quarter ended March 31, 2024 includes a net pre-tax charge of $0.2 billion related to the recognition of unfavorable purchase commitments and an impairment of contract fulfillment costs associated with initiating alternative titanium sources at Collins. These charges were recorded as a result of the Canadian government’s imposition of new sanctions in February 2024, which included U.S.- and German-based Russian-owned entities from which we source titanium for use in our Canadian operations. Management has determined that these impacts are directly attributable to the sanctions, incremental to similar costs incurred for reasons other than those related to the sanctions and has determined that the nature of the charge is considered significant and unusual, and therefore, not indicative of the Company’s ongoing operational performance.

Gain on sale of business, net of transaction and other related costs
The quarter ended March 31, 2024 includes a pre-tax gain, net of transaction and other related costs, of $0.4 billion associated with the completed sale of the Cybersecurity, Intelligence and Services (CIS) business at Raytheon. Management has determined that the nature of the net gain on the divestiture is considered significant and non-operational and therefore, not indicative of the Company’s ongoing operational performance.

Tax audit settlements
The quarter ended March 31, 2025 includes a tax benefit of $26 million and a pre-tax benefit on the reversal of $43 million of interest accruals both recognized as a result of the closure of the examination phase of multiple state tax audits. The quarter ended March 31, 2024 includes a tax benefit of $0.3 billion recognized as a result of the closure of the examination phase of multiple federal tax audits. In addition, in the quarter ended March 31, 2024 there was a pre-tax charge of $68 million for the write-off of certain tax related indemnity receivables and a pre-tax gain on the reversal of $78 million of interest accruals, both directly associated with these tax audit settlements. Management has determined that the nature of these impacts related to the tax audit settlements is considered significant and non-operational and therefore, not indicative of the Company’s ongoing operational performance.

International tax matter
The quarter ended March 31, 2025 includes the impact of an unfavorable decision related to an international tax matter for the years ended December 31, 2015 to December 31, 2019, which resulted in interest expense, net of $35 million and a tax benefit of $8 million. Management has determined that the nature of this impact is considered significant and non-operational and therefore, not indicative of the Company’s ongoing operational performance.